                                                                                      Exhibit 99

FOR RELEASE 6:00 AM EST, THURSDAY, JANUARY 25, 2007

Contact:	Robert S. Tissue, Sr. Vice President and CFO
Telephone:	(304) 530-0552
Email:	rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS EARNINGS FOR YEAR AND FOURTH QUARTER 2006

MOOREFIELD, W.Va.--(PRIMENEWSWIRE)--January 25, 2007--Summit Financial Group, Inc. (NASDAQ: SMMF) today reported the results of its consolidated operations and its continuing operations which excludes from income substantially all business activities of Summit Mortgage, its residential mortgage loan origination unit, following the Company’s announcement on November 17, 2006 of its intent either to sell or terminate that business:

•	Consolidated net income for 2006 was $8.3 million, or $1.15 per diluted share, compared with $11.2 million, or $1.56 per diluted share, reported for 2005.

•
Income from continuing operations was $11.1 million, or $1.54 per diluted share, an increase of 27.0 percent and 27.3 percent, respectively, compared with $8.7 million, or $1.21 per diluted share, reported for 2005.

•
A one-time after-tax charge of $1.6 million ($0.23 per diluted share) related to the termination of Summit Mortgage’s business was recognized in fourth quarter 2006 and is included as a component of discontinued operations to record the write down of furniture, equipment and leasehold improvements to fair value and to record certain exit costs primarily related to severance benefits and the termination of operating lease obligations.

Fiscal year 2005 results include a $1.5 million pre-tax other-than-temporary non-cash impairment charge, equivalent to $940,000 on an after-tax basis, or $0.13 per diluted share. This impairment charge related to $5.7 million of certain preferred stock issuances of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation which Summit continues to own.

The returns on average shareholders' equity and average assets from continuing operations were 14.00 percent and 0.94 percent, respectively, compared with prior year ratios of 12.31 percent and 0.90 percent. Results reflect strong loan growth from community banking year over year, but has recently begun to moderate, offset by net interest margin pressures and a higher loan loss provision.

•	For the fourth quarter of 2006, Summit reported net income of $181,000, or $0.03 per diluted share, compared with $2.4 million, or $.34 per diluted share for the fourth quarter of 2005.

•
Income from continuing operations was $2.7 million, or $0.39 per diluted share, up 42.3 percent and 44.4 percent, respectively, compared with $1.9 million, or $0.27 per diluted share for the prior-year quarter.

Fourth quarter 2005 results include the above-mentioned non-cash impairment charge of $940,000, or $0.13 per diluted share. Returns on average shareholders' equity and average assets from continuing operations for the fourth quarter of 2006 were 13.24 percent and 0.89 percent, respectively, compared with 2005 fourth quarter ratios of 10.30 percent and 0.72 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, “2006 was a difficult year for Summit as we came to terms with a difficult business model in an unforgiving economy. Although we had recognized that Summit Mortgage was not performing up to expectations, we were hopeful that conditions would permit more time to realign these activities. Ultimately, however the continuing uncertainty for performance improvement dictated that it was in the best interest of our shareholders to exit the mortgage business, which we have done.

“Our community banking markets, by comparison, have demonstrated exceptional resilience to economic conditions. Loan growth over the past twelve months has been a very satisfactory 15.5 percent - more moderate than in the past, but sufficiently strong to support top-line growth -- as we have done successfully every quarter this past year, despite margin compression. We continue to see excellent opportunities within our markets. Our recent decision to exit mortgage banking will allow us to focus our resources and capital on these community banking opportunities.”

SUMMARY OF RESULTS FROM CONTINUING OPERATONS

Total revenue for 2006, consisting of net interest income plus non-interest income, was $39.5 million, an increase of 21.1 percent compared to the $32.7 million reported for 2005. Excluding the $1.5 million impairment charge included in 2005 results, total revenue increased 15.8 percent. Net interest income grew 17.1 percent above the prior year, to $35.3 million, reflecting 22.6 percent growth in average earning assets, partially offset by a 19 basis point decline in the net interest margin to 3.32 percent. Non-interest income for 2006, was $4.3 million compared with $2.5 million for the prior year; excluding the non-cash impairment charge incurred in 2005, non-interest income increased 6.2 percent, from $4.0 million in the prior year to $4.3 million. The increase reflected solid growth in insurance commissions and service fees.

For the fourth quarter of 2006, total revenue was $10.3 million compared with $7.5 million for the year-earlier quarter; excluding the $1.5 million impairment charge included in fourth quarter 2005 results, total revenue increased 14.3 percent. Net interest income was $9.2 million compared with $8.1 million in the prior-year quarter, an increase of 13.9 percent. The increase reflected 17.3 percent growth in average earning assets, partially offset by a 14 basis point decline in the net interest margin to 3.25 percent. Non-interest income, excluding the fourth quarter 2005 impairment charge, increased 17.7 percent, from $928,000 in the prior-year quarter to $1.1 million for the current period.

Non-interest expense for 2006 was $21.6 million compared with $19.3 million for the prior year, an increase of 12.2 percent. The efficiency ratio (of continuing operations) was 51.51 percent compared with 52.85 percent for 2005. Non-interest expense has remained relatively flat over the past four quarters. For the fourth quarter of 2006, non-interest expense was $5.3 compared with $4.9 million for the fourth quarter of 2005, an increase of 7.9 percent. The efficiency ratio was 48.85 percent for the fourth quarter of 2006 compared with 50.73 percent for the prior-year quarter, and 49.38 percent for the linked quarter.

Asset quality remains sound overall; however, nonperforming loans showed a $3.9 million increase this quarter, which resulted primarily from the loans of a single customer relationship. Summit is well-collateralized with regard to this credit, and adequate reserves have already been taken. At present, we do not anticipate any significant further deterioration in asset quality in the near term. Nonperforming assets were $5.4 million or 0.43 percent of assets at December 31, 2006, compared with $1.7 million, or 0.15 percent, 12 months ago. Net charge-offs for 2006 were $445,000, equivalent to 0.05 percent of average loans, compared with $257,000 and 0.04 percent of loans for the preceding year. At period-end, loan loss reserves were 0.81 percent of loans.

Assets at December 31, 2006 were $1.23 billion, an increase of $125.3 million, or 11.3 percent over the last twelve months. Loans, net of unearned income, were $923.6 million at December 31, 2006, up $124.0 million or 15.5 percent year-over-year. Commercial real estate and construction/development were the largest contributors to growth, up $48.0 million (18.0 percent) and $74.6 million (52.8 percent), respectively, since December 31, 2005. Together, these two categories comprised 57.3 percent of the loan portfolio, with residential mortgages accounting for an additional 30.5 percent.

Deposits at December 31, 2006 were $888.7 million, an increase of $214.8 million, or 31.9 percent above prior year-end levels. Nearly $609 million of these deposits are derived from retail accounts, particularly interest bearing checking accounts, which grew $19.5 million or 9.7 percent from year-ago levels. Brokered deposits increased $150.8 million, or 117.1 percent, compared to the prior year.

Shareholders' equity at December 31, 2006 was $79.9 million, an increase of 8.2 percent over the last twelve months. Common shares outstanding totaled 7,089,680 at year-end. In August 2006, we announced a plan to repurchase up to 225,000 share of our common stock, and accordingly, during the fourth quarter we repurchased 21,500 shares under this plan.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.2 billion, operates fifteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2006 vs Q4 2005

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2006	12/31/2005	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,434	$14,088	37.9%
Securities	3,131	2,368	32.2%
Other	7	30	-76.7%
Total interest income	22,572	16,486	36.9%
Interest expense
Deposits	8,990	4,450	102.0%
Borrowings	4,393	3,971	10.6%
Total interest expense	13,383	8,421	58.9%
Net interest income	9,189	8,065	13.9%
Provision for loan losses	930	260	257.7%
Net interest income after provision
for loan losses	8,259	7,805	5.8%
Noninterest income
Insurance commissions	228	247	-7.7%
Service fee income	702	680	3.2%
Securities gains (losses)	-	(1,434)	-100.0%
Other income	162	(65)	-349.2%
Total noninterest income	1,092	(572)	-290.9%
Noninterest expense
Salaries and employee benefits	2,899	2,770	4.7%
Net occupancy expense	378	357	5.9%
Equipment expense	480	408	17.6%
Professional fees	252	207	21.7%
Other expenses	1,291	1,170	10.3%
Total noninterest expense	5,300	4,912	7.9%
Income from continuing operations before income taxes	4,051	2,321	74.5%
Income taxes	1,328	408	225.5%
Income from continuing operations	2,723	1,913	42.3%
Discontinued operations
Exit costs and impairment of long-lived assets	(2,480)	-	n/a
Operating income (loss)	(1,373)	703	-295.3%
Income from discontinued operations
before income taxes	(3,853)	703	-648.1%
Income taxes	(1,311)	174	-853.4%
Income (loss) from discontinued operations	(2,542)	529	-580.5%

Net Income	$181	$2,442	-92.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2006 vs Q4 2005

	For the Quarter Ended		Percent
	12/31/2006	12/31/2005	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.39	$0.27	44.4%
Diluted	$0.39	$0.27	44.4%
Earnings per share from discontinued operations
Basic	$(0.36)	$0.07	-614.3%
Diluted	$(0.36)	$0.07	-614.3%
Earnings per share
Basic	$0.03	$0.34	-91.2%
Diluted	$0.03	$0.34	-91.2%

Average shares outstanding
Basic	7,092,531	7,125,994	-0.5%
Diluted	7,151,378	7,198,068	-0.6%

Performance Ratios
Return on average equity	0.88%	13.15%	-93.3%
Return on average equity - continuing operations	13.24%	10.30%	28.5%
Return on average assets	0.06%	0.92%	-93.5%
Return on average assets - continuing operations	0.89%	0.72%	23.6%
Net interest margin	3.25%	3.39%	-4.1%
Efficiency ratio (A)	69.20%	65.50%	5.6%
Efficiency ratio - continuing operations (A)	48.85%	50.73%	-3.7%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2006 vs 2005

	For the Year Ended		Percent
Dollars in thousands	12/31/2006	12/31/2005	Change
Condensed Statements of Income
Interest income
Loans, including fees	$68,656	$47,344	45.0%
Securities	11,562	9,201	25.7%
Other	60	108	-44.4%
Total interest income	80,278	56,653	41.7%
Interest expense
Deposits	28,312	13,402	111.3%
Borrowings	16,670	13,104	27.2%
Total interest expense	44,982	26,506	69.7%
Net interest income	35,296	30,147	17.1%
Provision for loan losses	1,845	1,295	42.5%
Net interest income after provision
for loan losses	33,451	28,852	15.9%
Noninterest income
Insurance commissions	924	853	8.3%
Service fee income	2,758	2,589	6.5%
Securities gains (losses)	-	(1,390)	-100.0%
Other income	571	451	26.6%
Total noninterest income	4,253	2,503	69.9%
Noninterest expense
Salaries and employee benefits	11,821	10,810	9.4%
Net occupancy expense	1,557	1,371	13.6%
Equipment expense	1,901	1,713	11.0%
Professional fees	893	748	19.4%
Other expenses	5,438	4,621	17.7%
Total noninterest expense	21,610	19,263	12.2%
Income from continuing operations before income taxes	16,094	12,092	33.1%
Income taxes	5,024	3,373	48.9%
Income from continuing operations	11,070	8,719	27.0%
Discontinued operations
Exit costs and impairment of long-lived assets	(2,480)	-	n/a
Operating income (loss)	(1,750)	3,862	-145.3%
Income (loss) from discontinued operations
before income taxes	(4,230)	3,862	-209.5%
Income taxes	(1,427)	1,339	-206.6%
Income (loss) from discontinued operations	(2,803)	2,523	-211.1%

Net Income	$8,267	$11,242	-26.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2006 vs 2005

	For the Year Ended		Percent
	12/31/2006	12/31/2005	Change
Per Share Data
Earnings per share from continuing operations
Basic	$1.55	$1.23	26.1%
Diluted	$1.54	$1.21	27.3%
Earnings per share from discontinued operations
Basic	$(0.39)	$0.35	-211.4%
Diluted	$(0.39)	$0.35	-211.4%
Earnings per share
Basic	$1.16	$1.58	-26.5%
Diluted	$1.15	$1.56	-26.3%

Average shares outstanding
Basic	7,120,762	7,093,402	0.4%
Diluted	7,183,526	7,206,838	-0.3%

Performance Ratios
Return on average equity	10.46%	15.87%	-34.1%
Return on average equity - continuing operations	14.00%	12.31%	13.7%
Return on average assets	0.70%	1.16%	-39.7%
Return on average assets - continuing operations	0.94%	0.90%	4.4%
Net interest margin	3.32%	3.51%	-5.4%
Efficiency ratio (A)	69.91%	66.93%	4.5%
Efficiency ratio - continuing operations (A)	51.51%	52.85%	-2.5%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Condensed Statements of Income
Interest income
Loans, including fees	$19,434	$18,060	$16,609	$15,240	$14,088
Securities	3,131	2,998	2,787	2,647	2,368
Other	7	16	13	24	30
Total interest income	22,572	21,074	19,409	17,911	16,486
Interest expense
Deposits	8,990	7,761	6,408	5,153	4,450
Borrowings	4,393	4,239	4,348	4,379	3,971
Total interest expense	13,383	12,000	10,756	9,532	8,421
Net interest income	9,189	9,074	8,653	8,379	8,065
Provision for loan losses	930	260	330	325	260
Net interest income after provision
for loan losses	8,259	8,814	8,323	8,054	7,805
Noninterest income
Insurance commissions	228	219	247	230	247
Service fee income	702	700	726	631	680
Securities gains (losses)	-	-	-	-	(1,434)
Other income	162	131	136	142	(65)
Total noninterest income	1,092	1,050	1,109	1,003	(572)
Noninterest expense
Salaries and employee benefits	2,899	2,817	3,049	3,055	2,770
Net occupancy expense	378	387	390	401	357
Equipment expense	480	476	496	450	408
Professional fees	252	188	245	207	207
Other expenses	1,291	1,409	1,492	1,248	1,170
Total noninterest expense	5,300	5,277	5,672	5,361	4,912
Income before income taxes	4,051	4,587	3,760	3,696	2,321
Income taxes	1,328	1,421	1,167	1,108	408
Income from continuing operations	2,723	3,166	2,593	2,588	1,913
Discontinued operations
Exit costs and impairment of long-lived assets	(2,480)	-	-	-	-
Operating income (loss)	(1,373)	(1,059)	74	609	703
Income from discontinued operations
before income taxes	(3,853)	(1,059)	74	609	703
Income taxes	(1,311)	(374)	33	226	174
Income (loss) from discontinued operations	(2,542)	(685)	41	383	529

Net Income	$181	$2,481	$2,634	$2,971	$2,442

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Per Share Data
Earnings per share from continuing operations
Basic	$0.39	$0.45	$0.36	$0.36	$0.27
Diluted	$0.39	$0.45	$0.36	$0.36	$0.27
Earnings per share from discontinued operations
Basic	$(0.36)	$(0.10)	$0.01	$0.06	$0.07
Diluted	$(0.36)	$(0.10)	$0.01	$0.05	$0.07
Earnings per share
Basic	$0.03	$0.35	$0.37	$0.42	$0.34
Diluted	$0.03	$0.35	$0.37	$0.41	$0.34

Average shares outstanding
Basic	7,092,531	7,127,650	7,135,107	7,128,076	7,125,994
Diluted	7,151,378	7,187,274	7,193,407	7,192,924	7,198,068

Performance Ratios
Return on average equity	0.88%	12.46%	13.53%	15.60%	13.15%
Return on average equity - continuing operations	13.24%	15.90%	13.32%	13.59%	10.30%
Return on average assets	0.06%	0.83%	0.91%	1.05%	0.92%
Return on average assets - continuing operations	0.89%	1.06%	0.89%	0.92%	0.72%
Net interest margin	3.25%	3.33%	3.32%	3.39%	3.39%
Efficiency ratio (A)	69.20%	70.57%	70.69%	69.16%	65.50%
Efficiency ratio - continuing operations (A)	48.85%	49.38%	54.33%	53.76%	50.73%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Assets	$1,234,831	$1,210,491	$1,179,648	$1,137,692	$1,109,532
Securities	247,874	246,332	238,382	233,805	223,772
Loans, net	916,045	894,836	866,170	824,359	793,452
Intangible assets	3,197	3,234	3,272	3,310	3,348
Assets related to discontinued operations	9,715	8,369	11,633	14,577	18,411
Retail deposits	609,064	598,293	570,731	560,551	545,104
Brokered time deposits	279,623	266,769	190,832	170,185	128,797
Short-term borrowings	60,428	90,422	164,185	136,483	182,028
Long-term borrowings and
subordinated debentures	193,881	163,864	167,168	183,136	170,501
Shareholders' equity	79,875	80,630	76,559	75,816	73,803

Book value per share	$11.27	$11.35	$10.73	$10.63	$10.36

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Commercial	$69,470	$67,352	$64,342	$66,564	$63,206
Commercial real estate	314,199	300,676	296,680	275,896	266,228
Construction and development	215,820	207,545	182,000	165,026	141,207
Residential real estate	282,512	283,943	288,316	281,301	285,242
Consumer	36,455	36,885	37,040	37,356	36,863
Other	6,968	7,086	6,188	6,382	8,598
Total loans	925,424	903,487	874,566	832,525	801,344
Less unearned fees and interest	1,868	1,806	1,767	1,731	1,780
Total loans net of unearned fees and interest	923,556	901,681	872,799	830,794	799,564
Less allowance for loan losses	7,511	6,845	6,629	6,435	6,112
Loans, net	$916,045	$894,836	$866,170	$824,359	$793,452

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Non interest bearing checking	$62,591	$64,751	$66,071	$62,860	$62,631
Interest bearing checking	220,167	223,992	214,279	214,572	200,638
Savings	47,984	44,980	38,737	39,474	44,681
Time deposits	278,322	264,570	251,644	243,645	237,154
Total retail deposits	$609,064	$598,293	$570,731	$560,551	$545,104

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information - Continuing Operations

	For the Quarter Ended
Dollars in thousands	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Net loan charge-off's	$263	$45	$135	$2	$70
Net loan charge-off's to average loans (annualized)	0.11%	0.02%	0.06%	0.00%	0.04%
Allowance for loan losses	$7,511	$6,845	$6,629	$6,435	$6,112
Allowance for loan losses as a percentage
of period end loans	0.81%	0.76%	0.76%	0.77%	0.76%
Nonperforming assets:
Nonperforming loans	$5,276	$1,273	$987	$1,447	$1,382
Foreclosed properties and
other repossessed assets	77	180	298	271	285
Total	$5,353	$1,453	$1,285	$1,718	$1,667

Nonperforming loans to period end loans	0.57%	0.14%	0.11%	0.17%	0.17%
Nonperforming assets to period end assets	0.43%	0.12%	0.11%	0.15%	0.15%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2006 vs Q4 2005
	Q4 2006			Q4 2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$914,050	$18,735	8.13%	$773,394	$14,160	7.26%
Tax-exempt	8,591	166	7.67%	8,106	150	7.34%
Securities
Taxable	202,758	2,566	5.02%	169,871	1,847	4.31%
Tax-exempt	47,666	842	7.01%	46,315	778	6.66%
Interest bearing deposits other banks
and Federal funds sold	517	11	8.44%	2,899	32	4.38%
Total interest earning assets	1,173,582	22,320	7.55%	1,000,585	16,967	6.73%

Noninterest earning assets
Cash & due from banks	12,393			20,525
Premises & equipment	23,309			22,732
Other assets	26,786			24,389
Allowance for loan losses	(7,339)			(6,075)
Total assets	$1,228,731			$1,062,156

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$221,943	$2,066	3.69%	$181,251	$1,252	2.74%
Savings deposits	46,804	243	2.06%	44,917	77	0.68%
Time deposits	549,785	6,679	4.82%	352,146	3,122	3.52%
Short-term borrowings	35,033	1,040	11.78%	160,159	1,700	4.21%
Long-term borrowings and
subordinated debentures	218,943	2,666	4.83%	175,116	2,270	5.14%
	1,072,508	12,694	4.70%	913,589	8,421	3.66%
Noninterest bearing liabilities
Demand deposits	63,671			65,378
Other liabilities	10,307			8,882
Total liabilities	1,146,486			987,849

Shareholders' equity	82,245			74,307
Total liabilities and
shareholders' equity	$1,228,731			$1,062,156

NET INTEREST EARNINGS		$9,626			$8,546

NET INTEREST MARGIN			3.25%			3.39%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2006 vs YTD 2005
	For the Year Ended December 31,
	2006			2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$872,017	$68,915	7.90%	$691,041	$47,582	6.89%
Tax-exempt	8,428	642	7.62%	8,688	635	7.31%
Securities
Taxable	193,046	9,403	4.87%	164,611	7,076	4.30%
Tax-exempt	46,382	3,227	6.96%	47,563	3,180	6.69%
Interest bearing deposits other banks
and Federal funds sold	1,216	62	5.10%	2,779	109	3.92%
Total interest earning assets	1,121,089	82,249	7.34%	914,682	58,582	6.40%

Noninterest earning assets
Cash & due from banks	13,417			17,583
Premises & equipment	23,496			21,234
Other assets	26,422			21,121
Allowance for loan losses	(6,849)			(5,652)
Total assets	$1,177,575			$968,968

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$215,642	$7,476	3.47%	$151,271	$3,120	2.06%
Savings deposits	42,332	554	1.31%	47,745	312	0.65%
Time deposits	458,864	20,282	4.42%	319,377	9,970	3.12%
Short-term borrowings	130,771	6,612	5.06%	138,694	4,824	3.48%
Long-term borrowings and
subordinated debentures	176,422	10,058	5.70%	172,260	8,280	4.81%
	1,024,031	44,982	4.39%	829,347	26,506	3.20%
Noninterest bearing liabilities
Demand deposits	64,380			61,543
Other liabilities	10,106			7,258
Total liabilities	1,098,517			898,148

Shareholders' equity	79,058			70,820
Total liabilities and
shareholders' equity	$1,177,575			$968,968

NET INTEREST EARNINGS		$37,267			$32,076

NET INTEREST MARGIN			3.32%			3.51%